SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED) : September 13, 2004

                          COMMISSION FILE NO. 000-32885


                          THE EXPERIENTIAL AGENCY, INC.
                          -----------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                 Nevada                               30-0226902
     -------------------------------       --------------------------------
     (STATE OR OTHER JURISDICTION OF      (IRS EMPLOYER IDENTIFICATION NO.)
      INCORPORATION OR ORGANIZATION)


            875 North Michigan Avenue, Suite 2626, Chicago, IL 60611
       ------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (312) 397-9100
                           --------------------------
                           (ISSUER  TELEPHONE NUMBER)


                                       N/A
                 -----------------------------------------------
                                (FORMER ADDRESS)

ITEM 8.01 OTHER EVENTS.

     On July 1, 2004, the Registrant secured a $2,500,000 financing commitment from five (5) unrelated entities for the purchase of convertible promissory notes, and the issuance of Class A Warrants and Class B Warrants to purchase the Registrant's common stock. The Registrant received $1,250,000 at the first closing for the purchase of convertible promissory notes. At the first closing, the Registrant issued Class A Warrants to purchase 5,000,000 shares of the Registrant's common stock at an exercise price of $0.48 per share and Class B Warrants to purchase an aggregate of 10,000,000 shares of the Registrant's common stock at an exercise price of $0.25 per share.

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     Additionally, at that time the Registrant granted demand registration rights with respect to the common stock underlying the convertible promissory notes and the common stock underlying both warrants. The entities agreed to purchase $1,250,000 of additional convertible promissory notes after the effectiveness of such registration.

     On September 3, 2004, the Company's SB-2 registration statement was declared effective and on September 13th, 2004, the five (5) entities purchased $1,250,000 of additional convertible promissory notes.

     The convertible promissory notes will be due within two years of their issuance and bear interest at a rate of 6% per annum. The notes will be convertible into the Registrant's common stock at a per share conversion price equal to $0.25 (the "Conversion Price").

     The Class A Warrants may be exercised at any time within four (4) years of their issuance and the Class B Warrants may be exercised at $0.25 per share at any time after their date of issuance, but no later than the 180th day after the effective date of the registration statement (September 3, 2004) covering the shares of the Registrant's common stock issuable upon such exercise.


                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The  Experiential  Agency,  Inc.


September 16,  2004

/s/ Frank  Goldstin
------------------
    Frank  Goldstin
    Chief  Executive  Officer

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